EXHIBIT 4.14

THE SECURITIES REPRESENTED BY THIS WARRANT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR UNDER THE APPLICABLE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION, AND MAY NOT BE SOLD, ASSIGNED, TRANSFERRED, PLEDGED OR OTHERWISE DISPOSED OF EXCEPT IN COMPLIANCE WITH THE REQUIREMENTS OF SUCH ACT AND THE APPLICABLE SECURITIES LAW OF ANY STATE OR OTHER JURISDICTION.

THIS WARRANT IS ONE A SERIES OF WARRANTS BEING ISSUED BY THE COMPANY PURSUANT TO THE TERMS AND CONDITIONS OF THE COMPANY’S INVESTMENT SUMMARY DATED MARCH 13, 2012

Form of Series PPA Warrant to Purchase Common Stock

Warrant to Purchase An Aggregate of _____ shares	Date of Issuance: _______, 2012
of Common Stock

FOR VALUE RECEIVED, MILLER ENERGY RESOURCES, INC., a Tennessee corporation (the “Company”), promises to issue in the name of, and sell and deliver to ____________________ (the "Holder") a certificate or certificates for an aggregate of __________ shares of the Company’s common stock, par value $0.0001 per share (the “Common Stock”), upon payment by the Holder of the Exercise Price, subject to the terms and conditions of this Warrant.

1.

Exercise of Warrant

(A)

Exercise Price.  For purposes of this Warrant, Exercise Price means $5.28 per share of Common Stock, subject to adjustment as hereinafter set forth.

(B)

Exercise Period.  The Holder may exercise this Warrant, in whole or in part (but not as to fractional shares), at any time and time to time commencing on the date hereof and ending at 5:00 p.m., Eastern Time, on May 1, 2015 (the “Exercise Period”).

(C)

Cashless Exercise. Notwithstanding anything contained herein to the contrary, unless the shares of Common Stock to be issued to the Holder upon the exercise of this Warrant (the “Warrant Shares”) are included in a registration statement filed by the Company with the Securities and Exchange Commission on or before September 1, 2012, then the Holder may, in its sole discretion, exercise this Warrant in whole or in part and, in lieu of making the cash payment otherwise contemplated to be made to the Company upon such exercise in payment of the Exercise Price, elect instead to receive upon such exercise the “Net Number” of shares of Common Stock determined according to the following formula (a “Cashless Exercise”):

Net Number = (A x B) - (A x C)

B

For purposes of the foregoing formula:

A= the total number of shares with respect to which this Warrant is then being exercised.

B= the last sale price of a share of the Company’s Common Stock as report on the NYSE or such other principal trading market on which the Company’s Common Stock is then listed or quoted of the Common Stock on the trading day immediately preceding the date of the Exercise Agreement .

C= the Exercise Price then in effect for the applicable Warrant Shares at the time of such exercise.

(D)

Exercise Procedure.

(i)

This Warrant will be deemed to have been exercised at such time as the Company has received all of the following items (the “Exercise Date”):

(a)

a completed Exercise Agreement, in the form attached hereto as Exhibit 1, executed by the Holder (the “Purchaser”); and

(b)

a certified check or other immediately available funds payable to the Company in an amount equal to the sum of the product of the Exercise Price multiplied by the number of shares of Common Stock being purchased upon such exercise if the Holder did not notify the Company in such Exercise Agreement that such exercise was made pursuant to a Cashless Exercise (as defined in Section 1(C).

(ii)

Certificates for the Warrant Shares purchased upon exercise of this Warrant will be delivered by the Company to the Purchaser within two (2) business days after the Exercise Date.  Unless this Warrant has expired or all of the purchase rights represented hereby have been exercised, the Company will prepare a new Warrant representing the rights formerly represented by this Warrant that have not expired or been exercised.  The Company will, within ten (10) business days, deliver such new Warrant to the Holder at the address set forth in this Warrant.

(iii)

The Warrant Shares issuable upon the exercise of this Warrant will be deemed to have been transferred to the Purchaser on the Exercise Date, and the Purchaser will be deemed for all purposes to have become the record holder of such Common Stock on the Exercise Date.

(iv)

The issuance of certificates for the Warrant Shares will be made without charge to the Purchaser for any issuance tax in respect thereof or any other cost incurred by the Company in connection with such exercise and related transfer of the shares; provided, however, that the Company shall not be required to pay any tax that may be payable in respect of any transfer involved in the issuance and delivery of any certificate or instrument in a name other than that of the Holder of this Warrant, and that the Company shall not be required to issue or deliver any such certificate or instrument unless and until the person or persons requiring the issue thereof shall have paid to the Company the amount of such tax or shall have established to the satisfaction of the Company that such tax has been paid.

(v)

Unless the Company shall have registered the Warrant Shares underlying this Warrant, the Warrant Shares issuable upon the exercise of this Warrant will be “restricted securities” as that term is defined in the Securities Act of 1933. The Company may insert the following or similar legend on the face of the certificates evidencing the Warrant Shares if required in compliance with state securities laws:

"These securities have not been registered under any state securities laws and may not be sold or otherwise transferred or disposed of except pursuant to an effective registration statement under any applicable state securities laws, or an opinion of counsel satisfactory to counsel to the Company that an exemption from registration under any applicable state securities laws is available."

(C)

Fractional Shares.  The Company shall not be required to issue fractions of shares of Common Stock on the exercise of this Warrant.  The Company shall not be obligated to issue any fractional share interests or fractional warrant interests upon the exercise of this Warrant, nor shall it be obligated to issue scrip or pay cash in lieu of fractional interests, provided, however, that if a holder exercises all the Warrants held of record by such holder, the Company shall at its option (i) eliminate the fractional interests by rounding any fraction up to the nearest whole number of shares or (ii) within 30 days after the Exercise Date, deliver to the Purchaser a check payable to the Purchaser, in lieu of such fractional share, in an amount equal to the value of such fractional share as determined by the closing price of the Company’s Common Stock as reported on the principal exchange on which the Company’s Common Stock is then traded, as of the close of business on the Exercise Date.

2.

Effect of Reorganization, Reclassification, Consolidation, Merger or Sale

(A)

Recapitalization or Reclassification of Common Stock.  In case the Company shall at any time prior to the exercise of this Warrant, or the expiration of the Exercise Period, whichever first occurs, effect a recapitalization or reclassification of such character that its Common Stock shall be changed into or become exchangeable for a larger or smaller number of shares, then, upon the effective date thereof, the number of shares of Common Stock that the Holder of this Warrant shall be entitled to purchase upon exercise hereof shall be increased or decreased, as the case may be, in direct proportion to the increase or decrease in such number of shares of Common Stock by reason of such recapitalization or reclassification, and the Exercise Price of such recapitalized or reclassified Common Stock shall, in the case of an increase in the number of shares, be proportionately decreased and, in the case of a decrease in the number of shares, be proportionately increased.

(B)

Consolidation, Merger or Sale. .  In case the Company shall at any time prior to the exercise of this Warrant, or the expiration of the Exercise Period, whichever first occurs, consolidate or merge with any other corporation (unless the Company shall be the surviving entity) or transfer all or substantially all of its assets to any other corporation preparatory to a dissolution (collectively, the "Fundamental Transaction"), then the Company shall, as a condition precedent to such transaction, provide notice to the Holder of not less than ten (10) of days prior to the closing and/or effective date of such Fundamental Transaction during which time the Holder shall have the right to exercise this Warrant pursuant to its terms.  To the extent not exercised, this Warrant and any right to acquire shares of the Company's Common Stock will automatically expire on the closing date and/or effective date of such Fundamental Transaction.

(C)

Notice of Adjustment.  Whenever the number of shares of Common Stock purchasable upon exercise of this Warrant shall be adjusted as provided herein, the Company shall file with its corporate records a certificate of its Chief Financial Officer setting forth the computation and the adjusted number of shares of Common Stock purchasable hereunder resulting from such adjustments, and a copy of such certificate shall be mailed to the Holder.  Any such certificate or letter shall be conclusive evidence as to the correctness of the adjustment or adjustments referred to therein and shall be available for inspection by the Holder on any day during normal business hours.

3.

Reservation of Common Stock.  The Company will at all time reserve and keep available such number of shares of Common Stock as will be sufficient to permit the exercise in full of this Warrant.  Upon exercise of this Warrant pursuant to its terms, the Holder will acquire fully paid and non-assessable ownership rights of the Common Stock, free and clear of any liens, claims or encumbrances except as otherwise provided herein.

4.

No Shareholder Rights or Obligations.  This Warrant will not entitle the Holder hereof to any voting rights or other rights as a shareholder of the Company.  Until the shares of Common Stock issuable upon the exercise of this Warrant are recorded as issued on the books and records of the Company’s transfer agent, the Holder shall not be entitled to any voting rights or other rights as a shareholder; provided, however, the Company uses its best efforts to ensure that, upon receipt of the Exercise Agreement and payment of the Exercise Price, the appropriate documentation necessary to effectuate the exercise of the Warrant and the issuance of the Warrant Shares is accomplished as expeditiously as possible.  No provision of this Warrant, in the absence of affirmative action by the Holder to purchase Common Stock, and no enumeration in this Warrant of the rights or privileges of the Holder, will give rise to any obligation of such Holder for the Exercise Price or as a shareholder of the Company.

5.

Transferability.  Subject to the terms hereof, this Warrant and all rights hereunder are transferable, in whole or in part, upon surrender of this Warrant with a properly executed Assignment in the form of Exhibit 2 hereto at the principal offices of the Company.  This Warrant and the underlying shares of Common Stock may not be offered, sold or transferred except in compliance with the Securities Act of 1933, and any applicable state securities laws, and then only against receipt of an agreement of the person to whom such offer or sale or transfer is made to comply with the provisions of this Warrant with respect to any resale or other disposition of such securities; provided that no such agreement shall be required from any person purchasing this Warrant or the underlying shares of Common Stock pursuant to a registration statement effective under the Securities Act of 1933.  The Holder of this Warrant agrees that, prior to the disposition of any security purchased on the exercise hereof other than pursuant to a registration statement then effective under the Securities Act of 1933, or any similar statute then in effect, the Holder shall give written notice to the Company, expressing his intention as to such disposition.  Upon receiving such notice, the Company shall present a copy thereof to its securities counsel.  If, in the sole opinion of such counsel, which such opinion shall not be unreasonably withheld, the proposed disposition does not require registration of such security under the Securities Act of 1933, or any similar statute then in effect, the Company shall, as promptly as practicable, notify the Holder of such opinion, whereupon the Holder shall be entitled to dispose of such security in accordance with the terms of the notice delivered by the Holder to the Company.

6.

Miscellaneous

(A)

Notices.  Any notices, requests or consents hereunder shall be deemed given, and any instruments delivered, two days after they have been mailed by first class mail, postage prepaid, or upon receipt if delivered personally or by facsimile transmission, as follows:

If to the Company:

MILLER ENERGY RESOURCES, INC.

9721 Cogdill Drive, Suite 302

Knoxville, TN  37932

Attention: Chief Executive Officer

If to the Holder:

To the address and/or facsimile of

Holder as recorded in the records

of the Company.

except that any of the foregoing may from time to time by written notice to the other designate another address which shall thereupon become its effective address for the purposes of this paragraph.

(B)

Entire Agreement.  This Warrant, including the exhibits and documents referred to herein which are a part hereof, contain the entire understanding of the parties hereto with respect to the subject matter and may be amended only by a written instrument executed by the parties hereto or their successors or assigns.  Any paragraph headings contained in this Warrant are for reference purposes only and shall not affect in any way the meaning or interpretation of this Warrant.

(C)

Governing Law. This Warrant shall be construed in accordance with the laws of the State of Tennessee, without and application of the principles of conflicts of laws.

IN WITNESS WHEREOF, this Warrant has been duly executed and the corporate seal affixed hereto, all as of the day and year first above written.

MILLER ENERGY RESOURCES, INC.

By:
Scott M. Boruff, Chief Executive Officer

EXHIBIT 1

EXERCISE AGREEMENT

TO BE EXECUTED BY THE REGISTERED HOLDER TO EXERCISE THIS

WARRANT TO PURCHASE COMMON STOCK

The undersigned holder hereby exercises the right to purchase _________________ of the shares of Common Stock (“Warrant Shares”) of Miller Energy Resources, Inc., a Tennessee corporation (the “Company”), evidenced by Series PPA Warrant No. _______ (the “Warrant”). Capitalized terms used herein and not otherwise defined shall have the respective meanings set forth in the Warrant.

1.

Form of Exercise Price.  The Holder intends that payment of the Exercise Price shall be made as:

☐

a “Cash Exercise” with respect to _________________ Warrant Shares; and/or

☐

a “Cashless Exercise” with respect to _______________ Warrant Shares.

2.

Payment of Exercise Price. In the event that the Holder has elected a Cash Exercise with respect to some or all of the Warrant Shares to be issued pursuant hereto, the Holder shall pay the  Exercise Price in the sum of $___________________ to the Company in accordance with the terms of the Warrant.

3.

Delivery of Warrant Shares.  The Company shall deliver to Holder, or its designee or agent as specified below, __________ Warrant Shares in accordance with the terms of the Warrant.  Delivery shall be made to Holder, or for its benefit, to the following address:

_______________________

_______________________

_______________________

_______________________

Date: _______________ __, ______

_____________________________

   Name of Registered Holder

By:  _________________________

Name:

Title:

NOTICE: The signature of this Exercise Agreement must correspond with the name as written upon the face of the within Warrant, or upon the Assignment thereof, if applicable, in every particular, without alteration, enlargement or any change whatsoever.

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EXHIBIT 2

ASSIGNMENT

FOR VALUE RECEIVED, __________________, the undersigned Holder hereby sell, assigns, and transfer all of the rights of the undersigned under the within Warrant with respect to the number of shares of Common Stock issuable upon the exercise of such Warrant set forth below, unto the Assignee identified below, and does hereby irrevocable constitute and appoint to effect such transfer of rights on the books of the Company, with full power of substitution:

Number of Shares

Name of Assignee

Address of Assignee

of Common Stock

Dated:  ___________

____________________________

(Signature of Holder)

_____________________________

(Print or type name)

NOTICE: The signature of this Exercise Agreement must correspond with the name as written upon the face of the within Warrant, or upon the Assignment thereof, if applicable, in every particular, without alteration, enlargement or any change whatsoever.

CONSENT OF ASSIGNEE

I HEREBY CONSENT to abide by the terms and conditions of the within Warrant.

Dated:  ___________

____________________________

(Signature of Assignee)

______________________________

(Print or type name)

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